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                                                                      EXHIBIT 21

                          Sunrise Assisted Living, Inc.
                              List of Subsidiaries

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                                                                     Direct or Indirect            Jurisdiction
  Subsidiaries                                                            Ownership               of Incorporation
----------------                                                   ----------------------       ---------------------
Sunrise Assisted Living Management, Inc.                                     100%                   Virginia
Sunrise Development, Inc.                                                    100%                   Virginia
Sunrise Assisted Living Investments, Inc.                                    100%                   Virginia
Sunrise Assisted Living Limited Partnership                                  100%                   Virginia
Martha Child, Inc.                                                           100%                   Virginia
Sunrise Partners, L.P.                                                       100%                   Virginia
Sunrise at Gardner Park Limited Partnership                                  50%                    Massachusetts
Sunrise of Raleigh, LLC                                                      100%                   North Carolina
Sunrise Village House, LLC                                                   100%                   Maryland
Sunrise Assisted Living Limited Partnership II                               100%                   Virginia
Sunrise Assisted Living Limited Partnership III                              100%                   Pennsylvania
Sunrise Assisted Living Limited Partnership VII                              100%                   Maryland
Sunrise Assisted Living Limited Partnership VIII                             100%                   California
Independence Home Care Agency, Inc.                                          100%                   Washington
Sunrise Homes of Towson, LLC                                                 100%                   Maryland
Sunrise East Assisted Living  Limited Partnership                            100%                   Virginia
Sunrise of Alexandria Assisted Living, L.P.                                  100%                   Virginia
Sunrise of Rockville Assisted Living Limited Partnership                     100%                   Maryland
Sunrise Huntcliff Assisted Living Limited Partnership                        100%                   Georgia
Sunrise Augusta Assisted Living Limited Partnership                          100%                   Georgia
Sunrise Columbus Assisted Living Limited Partnership                         100%                   Georgia
Sunrise Greenville Assisted Living Limited Partnership                       100%                   South Carolina
Sunrise Northshore Assisted Living Limited Partnership                       100%                   Florida
NAH/ Sunrise Severna Park, LLC                                               50%                    Maryland
Sunrise Wayland Assisted Living Limited Partnership                          100%                   Massachusetts
Sunrise Norwood Assisted Living Limited Partnership                          100%                   Massachusetts
Sunrise Napa Assisted Living Limited Partnership                             100%                   California
Sunrise Walnut Creek Assisted Living Limited Partnership                     100%                   California
Sunrise West Assisted Living Limited Partnership                             100%                   California
Sunrise Sterling Canyon Assisted Living Limited Partnership                  100%                   California
Sunrise Decatur Assisted Living Limited Partnership                          100%                   Georgia
Sunrise Ivey Ridge Assisted Living Limited Partnership                       100%                   Georgia
Sunrise East Cobb Assisted Living Limited
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
      Partnership                                                            100%                   Georgia
Sunrise Glen Cove Assisted Living Limited Partnership                        100%                   New York
Sunrise Pinehurst Assisted Living Limited Partnership                        100%                   Colorado
Sunrise Holly Assisted Living Limited Partnership                            100%                   Colorado
Sunrise Cohasset Assisted Living Limited Partnership                         100%                   Pennsylvania
Sunrise Oakland Assisted Living Limited Partnership                          100%                   California
Sunrise Scotch Plains Assisted Living, L.P.                                  100%                   New Jersey
Sunrise Bellevue Assisted Living Limited Partnership                         100%                   Washington
Sunrise Chanate Assisted Living, L.P.                                        100%                   California
Sunrise Dunwoody Assisted Living, L.P.                                       100%                   Georgia
Sunrise Fairfield Assisted Living, L.P.                                      100%                   New Jersey
Sunrise Weston Assisted Living, L.P.                                         100%                   Massachusetts
Sunrise Charlotte Assisted Living Limited Partnership                        100%                   North Carolina
AL Investments, L.L.C.                                                        9%                    Virginia
Sunrise Paramus Assisted Living Limited Partnership                          100%                   New Jersey
Sunrise Arlington Heights Assisted Living Limited Partnership                100%                   Illinois
Sunrise SEAL, L.L.C.                                                         100%                   Virginia
Sunrise Riverside Assisted Living,  L.P.                                     100%                   California
Sunrise TFE Acquisitions,  L.L.C.                                            100%                   Virginia
Sunrise Midwest Mortgage, L.L.C.                                             100%                   Virginia
Sunrise Midwest Leasing, L.L.C.                                              100%                   Virginia
ADG on Sheepshead Bay, LLC                                                   70%                    New York
Sunrise Hermosa Beach Assisted Living, L.L.C.                                100%                   California
Sunrise Buffalo Grove Assisted Living, L.L.C.                                100%                   Illinois
Sunrise Westtown Assisted Living, L.L.C.                                     100%                   Pennsylvania
Sunrise Exton Assisted Living, L.L.C.                                        100%                   Pennsylvania
AL II Investments, L.L.C.                                                     9%                    Virginia
Sunrise Assisted Living Limited                                              100%                   United Kingdom
Sunrise Assisted Living Holdings (Jersey)                                   14.5%                   States of Jersey,
      Limited                                                                                       Channel Islands
Sunrise at Frognal House Limited                                            14.5%                   States of Jersey,
                                                                                                    Channel Islands
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